UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On March 1, 2012, WGL Holdings, Inc. (WGL Holdings) issued a news release announcing that its subsidiary, Capitol Energy Ventures Corp. (CEV), has entered into a joint development agreement with UGI Energy Services, Inc. (UGI) and Inergy Midstream, L.P. (Inergy), to jointly market and develop a 200-mile interstate pipeline named the Commonwealth Pipeline. The purpose of the joint development agreement is to determine the commercial, financial and engineering feasibility and viability of developing the interstate pipeline. The joint development agreement also defines the rights and obligations of each party with respect to the preliminary development and marketing of the interstate pipeline.

If the parties agree to construct the pipeline after the expiration of the open season to analyze and assess certain development considerations, the pipeline is expected to go into service in 2015, and transport at least 800,000 dekatherms of natural gas per day. CEV, Inergy and UGI are expected to own equal equity ownership interests in the pipeline. The costs and expected earnings related to this pipeline project were not reflected in the financial projections presented at the WGL Holdings Analyst Conference held in New York City on February 16, 2012.

A copy of WGL Holdings’ news release, dated March 1, 2012, is attached as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibit is furnished herewith:

99.1 – News Release issued March 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. (Registrant)

Date: March 5, 2012	/s/ William R. Ford
William R. Ford
Controller
(Principal Accounting Officer)